Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Lotus Pharmaceuticals, Inc. of our report dated March 30, 2010 relating to the consolidated balance sheets of Lotus Pharmaceuticals, Inc and subsidiaries. as of December 31, 2009 and the related consolidated statements of income, changes in stockholders’ equity, and cash flows for the year then ended.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

_____________________________

/s/ Friedman LLP

New York, NY, 10019

September 2, 2010